                                                                     EXHIBIT 4.4


                               DEPOSIT AGREEMENT

     DEPOSIT AGREEMENT, dated as of June ___, 1998, among GENERAL GROWTH PROPERTIES, INC., a Delaware corporation (the "Company"), and NORWEST BANK
                                               -------
MINNESOTA, N.A., a national banking association, as Depositary (the

"Depositary"), and all holders from time to time of Receipts (as hereinafter
 ----------
defined) issued hereunder.

                                  WITNESSETH:

     WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of up to 345,000 shares of 7.25% Preferred Income Equity Redeemable Stock, Series A, a series of preferred stock, par value $100 per share (the "PIERS"), of the Company, with the Depositary for the purposes
                -----
set forth in this Deposit Agreement and for the issuance hereunder of the Receipts evidencing Depositary Shares representing a fractional interest in the PIERS so deposited; and

     WHEREAS, the Receipts are to be substantially in the form of Exhibit A
                                                                  ---------
annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

     NOW, THEREFORE, in consideration of the premises contained herein, and such other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the
Receipts:

      "Certificate of Designations" shall mean the Certificate of Designations,
       ---------------------------
Preferences and Rights of the PIERS, filed with the Secretary of State of the State of Delaware establishing the PIERS as a series of Preferred Stock of the Company, as such Certificate of Designations, Preferences and Rights may be amended from time to time.

      "Certificate of Incorporation" shall mean the Certificate of
       ----------------------------
Incorporation, as amended from time to time, of the Company.

      "Common Stock" shall mean the shares of common stock, par value $.10 per
       ------------
share, of the Company.
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      "Company" shall mean General Growth Properties, Inc., a Delaware
       -------
corporation, and its successors.

      "Corporate Office" shall mean the corporate office of the Depositary at
       ----------------
which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at 161 North Concord Exchange, South St. Paul, Minnesota 55075.

      "Deposit Agreement" shall mean this Agreement, as the same may be amended,
       -----------------
modified or supplemented from time to time.

      "Depositary" shall mean Norwest Bank Minnesota, N.A., a national banking
       ----------
association having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, and any successor as depositary hereunder.

      "Depositary Share" shall mean a fractional interest of 1/40 of a PIERS
       ----------------
deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such PIERS and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the PIERS represented by such Depositary Share, including the dividend, voting, redemption, conversion and liquidation rights contained in the Certificate of Designations.

      "Depositary's Agent" shall mean an agent appointed by the Depositary as
       ------------------
provided, and for the purposes specified, in Section 7.5.

      "Excess PIERS" shall mean any PIERS held by any Person that (i) become or
       ------------
have become "Equity Stock" "Beneficially Owned" or "Constructively Owned" in excess of the applicable "Ownership Limit" or "Existing Holder Limit " (as such terms are defined in the Certificate of Incorporation) or (ii) would cause the Company to become "closely held" within the meaning of Section 856(h) of the Internal Revenue Code of 1986, as amended.

     "Person" shall mean any individual, partnership, corporation, limited
      ------
liability company, trust or other legal entity.

      "PIERS" shall have meaning set forth in the recitals to this Agreement.
       -----

      "Receipt" shall mean a Depositary Receipt issued hereunder to evidence one
       -------
or more Depositary Shares, whether in definitive or temporary form, substantially in the form set forth as Exhibit A hereto.
                                       ---------

      "record date" shall mean the date fixed pursuant to Section 4.4.
       -----------

      "record holder" or "holder" as applied to a Receipt shall mean the Person
       -------------------------
in whose name a Receipt is registered on the books maintained by the Depositary for such purpose.

      "Registrar" shall mean Norwest Bank Minnesota, N.A. or any bank or trust
       ---------
company appointed to register ownership and transfers of Receipts, the deposited PIERS or Excess PIERS, as the case may be, as herein provided.

      "Securities Act" shall mean the Securities Act of 1933, as amended.
       --------------

      "Transfer Agent" shall mean Norwest Bank Minnesota, N.A. or any bank or
       --------------
trust company appointed to transfer the Receipts, the deposited PIERS or Excess PIERS, as the case may be, as herein provided.

                                   ARTICLE II

                      FORM OF RECEIPTS, DEPOSIT OF PIERS,
                       EXECUTION AND DELIVERY, TRANSFER,
                      SURRENDER AND REDEMPTION OF RECEIPTS

      SECTION 2.1  Form and Transferability of Receipts. Definitive Receipts
                   ------------------------------------
shall be engraved or printed or lithographed with steel-engraved borders and underlying tint and shall be substantially in the form set forth in Exhibit A
                                                                    ---------
annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company, delivered in compliance with Section 2.2, shall execute and deliver temporary Receipts which may be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Corporate Office or such other offices, if any, as the Depositary may designate, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts registered in the name (and only the name) of the holder of the temporary Receipt. Such exchange shall be made at the Company's expense and without any charge therefor to the holder. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the PIERS deposited, as definitive Receipts.

     Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary, provided that if a Registrar (other than the Depositary) shall have been appointed then such Receipts shall also be countersigned by manual signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided.

     Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.

     Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary and approved by the Company or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the PIERS, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

     Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed or accompanied by a properly executed instrument of transfer or endorsement shall be transferable by delivery of such Receipt with the same effect as if such Receipt were a negotiable instrument; provided, however, that until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.4, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions with respect to the PIERS, the exercise of any conversion rights or to any notice provided for in this Deposit Agreement and for all other purposes. The Depositary shall not lend any PIERS deposited hereunder.

      SECTION 2.2  Deposit of PIERS; Execution and Delivery of Receipts in
                   -------------------------------------------------------
Respect Thereof.  Subject to the terms and conditions of this Deposit Agreement,
---------------
the Company or any other Person authorized under the Underwriting Agreement, dated June __, 1998, between the Company and the Underwriters named therein, with respect to the PIERS (the "Authorized Persons"), may from time to time
                                ------------------
deposit PIERS with the Depositary under this Deposit Agreement by delivery to the Depositary of a certificate or certificates representing the PIERS to be deposited; provided, however, that other than in the case of splits, combinations or other reclassifications affecting the PIERS, or in the case of dividends or distributions of PIERS, if any, there shall be deposited with the Depositary hereunder not more than 460,000 PIERS. Such certificate or certificates shall be properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and (ii) a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the Depositary Shares representing such deposited PIERS. All PIERS deposited by the Company or the Authorized Persons, as the case may be, with the Depositary shall be held by the Depositary at the Corporate Office or at such other office as the Depositary shall determine. The Company hereby appoints the Depositary as the Registrar and Transfer Agent for the PIERS deposited hereunder and any Excess PIERS issued pursuant to Section 2.10 and the Depositary hereby accepts such appointment and, as such, will reflect changes in the number of shares (including any fractional shares) of deposited PIERS held by it by notation, book-entry or other appropriate method.

     If required by the Depositary, PIERS presented for deposit at any time (except for the initial deposit of PIERS by the Company or the Authorized Persons and any subsequent deposit by the Company or the Authorized Persons of PIERS acquired pursuant to the over-allotment option under the Underwriting Agreement referred to above) whether or not the register of stockholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional PIERS or to receive other property that any person in whose name the PIERS is or has been registered may thereafter receive upon or in respect of such deposited PIERS, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

     Upon receipt by the Depositary of a certificate or certificates representing PIERS deposited with the Depositary by the Company or the Authorized Persons, as the case may be, in accordance with the provisions of this Section 2.2, together with the other documents specified above, and upon registering such PIERS in the name of the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to, or upon the order of, the Person or Persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.2, a Receipt or Receipts for the number of whole Depositary Shares representing the PIERS so deposited and registered in such name or names as may be requested by such Person or Persons. The Depositary shall execute and deliver such Receipt or Receipts at the Corporate Office, except that, at the request, risk and expense of any Person requesting such delivery, such delivery may be made at such other place as may be designated by such Person.

     The Company shall deliver to the Depositary from time to time such quantities of blank Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

     SECTION 2.3  Redemption of PIERS.  Whenever the Company shall elect to
                  -------------------
redeem PIERS in accordance with the provisions of the Certificate of Designations, it shall (unless otherwise agreed in writing with the Depositary) mail notice to the Depositary of such redemption, by first class mail, postage prepaid, on the same date on which the Company first publicly announces such redemption which date shall not be less than 30 days prior to the date of such redemption (in the case of a redemption for Common Stock) or 20 days prior to the date of such redemption (in the case of a redemption for cash). On the date of such redemption, provided that the Company shall then have deposited with the Depositary a number of shares of Common Stock and/or an amount in cash required pursuant to the Certificate of Designations in order to effect a redemption of the number of PIERS specified in the notice of redemption and any other amounts payable with respect to the PIERS, the Depositary shall redeem the Depositary Shares relating to such PIERS. Notice of such redemption and the simultaneous redemption of the number of Depositary Shares relating to the PIERS to be redeemed to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed shall be provided on the record date fixed pursuant to Section
4.4 hereof by the Depositary by first-class mail, postage prepaid, at the addresses of such holders as they appear on the records of the Depositary, or (if permitted by the Certificate of Designations) by the Company by publication in The Wall Street Journal or The New York Times, or if neither such newspaper
   -----------------------    ------------------
is then being published, any other daily newspaper of national circulation, not less than 30 days (in the case of a redemption for Common Stock) or 20 days (in the case of a redemption for cash) and not more than 60 days prior to the date fixed for redemption of such PIERS and Depositary Shares (the "Redemption
                                                               ----------
Date"), and in no case later than four business days after the Company first publicly announces such redemption. If the Company elects to provide such notice by publication, the Depositary shall also promptly mail notice of such redemption to the holders of the Depositary Shares to be redeemed. Neither failure to mail any such notice to one or more such holders nor any defect in any notice or in the mailing thereof to one or more such holders shall affect the validity or sufficiency of the proceedings for redemption of any Depositary Shares as to other holders. Each such notice of redemption provided by the Depositary to the holder shall state, as appropriate: (i) the Redemption Date;
(ii) the redemption price per Depositary Share (expressed as a number of shares of Common Stock or an amount in cash) and any other amounts per share payable with respect to the Depositary Shares; (iii) the number of Depositary Shares to be redeemed (and, if fewer than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed); (iv) the place or places where Receipts evidencing Depositary Shares are to be surrendered for certificates representing shares of Common Stock or cash; (v) that dividends in respect of the PIERS to be redeemed, which are represented by the Depositary Shares to be redeemed, will cease to accrue at the close of business on such Redemption Date, except as otherwise provided in the Certificate of Designations and (vi) the date upon which such holder's conversion rights, if any, as to such PIERS (and Depositary Shares representing such PIERS) will terminate. If fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata or other equitable method, in each case as may be determined by the Board of Directors of the Company that will not result in the issuance of Excess PIERS.

     Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to deliver to the Depositary certificates representing a number of shares of Common Stock or cash (as applicable) sufficient to redeem the PIERS to be redeemed to it or any other amounts payable with respect to the PIERS as set forth in the Company's notice provided for in the preceding paragraph), all dividends in respect of the PIERS so called for redemption shall cease to accrue (except as otherwise provided in the Certificate of Designations), the Depositary Shares being redeemed shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the number of shares of Common Stock or cash (as applicable) required to redeem such Depositary Shares and any other amounts payable with respect to the PIERS) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with such notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary for a number of shares of Common Stock or an amount in cash (as applicable) per Depositary Share equal to 1/40 of the number of shares of Common Stock or the amount in cash (as applicable) required by the Certificate of Designations to be delivered in respect of one PIERS plus all money and other property, if any, underlying such Depositary Shares, including all amounts paid by the Company in respect of dividends that, on the Redemption Date, have accrued on the PIERS to be so redeemed and relate to dividend periods ending on or prior to the Redemption Date or to the extent provided in the Certificate of Designations, to the dividend period ending after the Redemption Date, and have not theretofore been paid.

     If fewer than all the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the delivery of a number of shares of Common Stock or the amount in cash (as applicable) sufficient to redeem the PIERS to be redeemed and any other amounts per share payable with respect to the PIERS, a new Receipt evidencing such number of Depositary Shares as were evidenced by such prior receipt and not called for redemption.

     The Depositary shall not be required (a) to issue, transfer or exchange any Receipts for a period beginning at the close of business on the day the Company first publicly announces the redemption of PIERS and ending at the close of business on the day the

Depositary mails the notices of redemption of Depositary Shares or (b) to transfer or exchange for another Receipt any Receipt evidencing Depositary Shares called or being called for redemption in whole or in part, except as provided in the preceding paragraph of this Section 2.3.

     Upon any redemption, the Company shall deliver to the Depositary certificates representing a number of shares of Common Stock or a sufficient amount of immediately available funds (as applicable) required by the Certificate of Designations in order to effect the redemption of the number of PIERS specified in the notice of redemption mailed by the Company to the Depositary pursuant to this Section 2.3, and a sufficient amount of immediately available funds to pay any other amounts per share payable with respect to the PIERS. Any shares of Common Stock so delivered shall be duly executed by proper officers of the Company and duly countersigned by the transfer agent and registrar for the Common Stock and shall be registered in such names as the Depositary shall request. The Depositary shall deliver to each holder of a Receipt surrendered for redemption a number of shares of Common Stock equal to the number required by the Certificate of Designations, or the amount of cash required by the Certificate of Designations (as applicable), to effect a redemption of the number of Depositary Shares evidenced by such Receipt to be redeemed. The Company shall bear all costs and expenses associated with the exchange of the Receipts for shares of Common Stock.

     If the shares of Common Stock are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for redemption, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for redemption be accompanied by a properly executed instrument of transfer or endorsement properly executed in blank.

     No fractional shares of Common Stock shall be issuable upon redemption of PIERS underlying the Depositary Shares. If any holder of Receipts surrendered for redemption would be entitled to a fractional share of Common Stock upon such redemption, the Company shall cause to be delivered to such holder a cash amount for such fractional shares as provided in the Certificate of Designations.

      SECTION 2.4  Registration of Transfers of Receipts.  The Company hereby
                   -------------------------------------
appoints the Depositary as the Registrar and Transfer Agent for the Receipts and the Depositary hereby accepts such appointment and, as such, shall register on its books from time to time transfers of Receipts upon, any surrender thereof by the holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of the payment of any transfer taxes as may be required by law. Upon such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

     SECTION 2.5  Combinations and Split-ups of Receipts.  Upon surrender of a
                  --------------------------------------
Receipt or Receipts at the Corporate Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Share evidenced by the Receipt or Receipts surrendered.

      SECTION 2.6  Surrender of Receipts and Withdrawal of PIERS.  Any holder of
                   ---------------------------------------------
a Receipt of Receipts evidencing not less than 40 Depositary Shares (or integral multiples of 40 Depositary Shares) may withdraw the deposited PIERS represented by such Depositary Shares and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts at the Corporate Office or at such other office as the Depositary may designate for such withdrawals, provided that a holder of a Receipt or Receipts may not
                  --------
withdraw such PIERS (or money and other property, if any, represented thereby) which have previously been called for redemption or which have been converted to Excess PIERS in accordance with Section 2.10. After such surrender, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole PIERS and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole PIERS will not thereafter be entitled to deposit such PIERS hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole deposited PIERS to be withdrawn, the Depositary shall at the same time, in addition to such number of whole PIERS and such money and other property, if any, to be withdrawn, deliver to such holder, or (subject to Sections 2.4 and 3.2) upon his order, a new Receipt or Receipts evidencing such excess number of Depositary Shares. Delivery of such PIERS and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

     If the deposited PIERS and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of PIERS, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such PIERS be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank.

     The Depositary shall deliver the deposited PIERS and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal at the Corporate Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

      SECTION 2.7  Limitations on Execution and Delivery, Transfer, Split-up,
                   ----------------------------------------------------------
Combination, Surrender and Exchange of Receipts.  As a condition precedent to
-----------------------------------------------
the execution and delivery, transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any taxes, charges or expenses payable by the holder of a Receipt pursuant to Sections 3.2 and 5.7;
(ii) the production of evidence satisfactory to it as to the identity and genuineness of any signature, and (iii) compliance with the rules and regulations of any governmental body, any stock exchange or any applicable self-regulatory body, including, without limitation, the National Association of Securities Dealers Inc. (the "NASD") or such procedures, if any, as the
                              ----
Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

     The deposit of PIERS may be refused, the delivery of Receipts against PIERS may be suspended, the transfer of Receipts may be refused, and the transfer, split-up, combination, surrender, exchange or redemption of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed reasonably necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government, governmental body or commission, stock exchange or the NASD or under any provision of this Deposit Agreement.

      SECTION 2.8  Lost Receipts, etc. If any mutilated Receipt is surrendered
                   -------------------
to the Depositary, the Depositary shall execute and deliver in exchange therefor a new Receipt of like form and tenor in exchange and substitution for such mutilated Receipt. In case any Receipt shall be destroyed, lost or stolen, the Depositary shall execute and deliver a Receipt to the holder thereof of like form and tenor in exchange and substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of such holder's ownership thereof and (ii) the holder's furnishing the Depositary with reasonable indemnification satisfactory to the Depositary and the Company and (iii) payment of any expenses including fees, charges and expenses of the Depositary in connection with such execution and delivery. Every new Receipt issued pursuant to this Section 2.8 in lieu of any mutilated, destroyed, lost or stolen receipt shall constitute an original additional contractual obligation under this Deposit Agreement, whether or not the mutilated, destroyed, lost or stolen Receipt shall be at any time enforceable by anyone.

      SECTION 2.9  Cancellation of Surrendered Receipts.  All Receipts
                   ------------------------------------
surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. The Depositary shall retain all Receipts so canceled for a period of one (1) year, after which the Depositary shall return all canceled Receipts to the Company which shall hold the canceled Receipts for such additional period as may be required by applicable law or NYSE regulation.

      SECTION 2.10  Conversion of PIERS into Excess PIERS. In the event that
                    -------------------------------------
deposited PIERS become or have become Excess PIERS, the Receipt or Receipts representing the deposited PIERS so converted shall no longer represent, to the extent of the shares so converted, such deposited PIERS. Promptly upon its knowledge of the conversion of such deposited PIERS into Excess PIERS, the Company shall notify the Depositary of such conversion, the number of deposited PIERS so converted, and the identity of the holder of the Receipt or Receipts so affected, whereupon the Depositary shall promptly notify the holder of such Receipt or Receipts as to the foregoing information and the requirement for the holder to surrender such Receipt or Receipts to the Depositary for cancellation of the number of Depositary Shares evidenced thereby equal to the converted deposited PIERS represented thereby. Further, where PIERS deposited under this Agreement become or have become Excess PIERS, the Depositary Shares related to such PIERS (which shall be those Depositary Shares the direct, indirect or constructive ownership of which by a Prohibited Owner (as defined in the Certificate of Incorporation) caused such PIERS to be treated as Excess PIERS; provided that the number of Depositary Shares so related and owned directly, indirectly or constructively by such Prohibited Owner shall be rounded up to the nearest 40 Depositary Shares), shall be entitled to receive dividends and exercise voting rights only to the extent that a Prohibited Owner with respect to the PIERS associated with such Depositary Shares would be entitled to receive dividends and exercise voting rights under the Certificate of Incorporation.

     Any Prohibited Owner of Depositary Shares that represent Excess PIERS shall repay to the Trustee (as defined in the Certificate of Incorporation) the amount of any dividends or distributions received by it that (a) are attributable to such Excess PIERS and (b) have a record date on or after the date that such PIERS became Excess PIERS. In addition, any vote by a Prohibited Owner as a holder of Depositary Shares prior to the discovery by the Company that the Depositary Shares represent Excess PIERS shall be rescinded and shall be void ab initio with respect to such Excess PIERS.

     Each holder of Receipts shall, upon demand, be required to disclose to the Company such information with respect to the direct, indirect and constructive ownership of Depositary Shares and PIERS as the Board of Directors deems necessary to comply with the provisions of the Internal Revenue Code of 1986, as amended, applicable to a real estate investment trust or to comply with the requirements of any taxing authority or governmental agency. The Depositary hereby agrees to transmit written statements from the Company requesting information with respect to the direct, indirect and constructive ownership of Depositary Shares and PIERS through to holders of Receipts, and to provide the Company with the responses received in connection with such requests. The Depositary also hereby agrees to provide the Company with a list of the record holders of Depositary Shares and such other information concerning the direct, indirect and constructive ownership of Depositary Shares as the Company may reasonably request.

     If fewer than all of the Depositary Shares evidenced by a Receipt are required to be surrendered for cancellation, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not required to be surrendered for cancellation. Upon the conversion of the deposited PIERS and cancellation of the Depositary Shares represented thereby, the Depositary will make appropriate adjustments in its records (as contemplated in Section 2.2) to reflect such conversion and cancellation (including the reduction of any fractional share of deposited PIERS and the creation of any Excess PIERS).

      SECTION 2.11  Conversion of PIERS into Common Stock.  Receipts may be
                    -------------------------------------
surrendered with written instructions to the Depositary to instruct the Company to cause the conversion of any specified number of whole or fractional PIERS represented by the Depositary Shares evidenced thereby into whole shares of Common Stock at the conversion price then in effect for the PIERS (and, therefore, for the Depositary Shares) specified in the Certificate of Designations, as such conversion price may be adjusted by the Company from time to time as provided in the Certificate of Designations. Subject to the terms and conditions of this Deposit Agreement and the Certificate of Designations, a holder of a Receipt or Receipts evidencing Depositary Shares representing whole or fractional PIERS may surrender such Receipt or Receipts at the Corporate Office or to such office or to such Depositary's Agents as the Depositary may designate for such purpose, together with a notice of conversion duly completed and executed, thereby directing the Depositary to instruct the Company to cause the conversion of the number of shares or fractions thereof of underlying PIERS specified in such notice of conversion into shares of Common Stock, and an assignment of such Receipt or Receipts to the Company or in blank, duly completed and executed. To the extent that a holder delivers to the Depositary for conversion a Receipt or Receipts which in the aggregate are convertible into less than one whole share of Common Stock, the holder shall receive payment in cash in lieu of such fractional shares of Common Stock otherwise issuable. If more than one Receipt shall be delivered for conversion at one time by the same holder, the number of whole shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Receipts so delivered.

     Upon receipt by the Depositary of a Receipt or Receipts, together with notice of conversion, duly completed and executed, directing the Depositary to instruct the Company to cause the conversion of a specified number of shares or fractions thereof of PIERS and an assignment of such Receipt or Receipts to the Company or in blank, duly completed and executed, the Depositary shall instruct the Company (i) to cause the conversion of the Depositary Shares evidenced by the Receipts so surrendered for conversion as specified in the written notice to the Depositary and (ii) to cause the delivery to the holders of such Receipts of a certificate or certificates evidencing the number of whole shares of Common Stock and the amount of money, if any, to be delivered to the holders of Receipts surrendered for conversion in payment of any accrued and unpaid dividends and in lieu of fractional shares of Common Stock otherwise issuable. The Company shall as promptly as practicable after receipt thereof cause the delivery of (i) a certificate or certificates evidencing the number of whole shares of Common Stock into which the PIERS represented by the Depositary Shares evidenced by such Receipt or Receipts has been converted and (ii) any money or other property to which the holder is entitled. Upon such conversion, the Depositary (i) shall deliver to the holder a Receipt evidencing the number of Depositary Shares, if any, which such holder has elected not to convert and evidencing the number of Depositary Shares, if any, in excess of the number of Depositary Shares representing PIERS which has been so converted, (ii) shall cancel the Depositary Shares evidenced by the Receipts surrendered for conversion and (iii) shall deliver to the Company or its transfer agent for the PIERS for cancellation the PIERS represented by the Depositary Shares evidenced by the Receipts so surrendered and so converted.

     If any PIERS shall be called by the Company for redemption, the Depositary Shares representing such PIERS may be converted into Common Stock as provided in this Deposit Agreement until and including, but not after, the close of business on the second business day preceding the Redemption Date unless the Company shall default in making payment of the shares of Common Stock and other amounts payable upon such redemption, in which case the Depositary Shares representing such PIERS may continue to be converted into Common Stock until and including, but not after, the close of business on the date on which the Company makes full payment of the shares of Common Stock and other amounts payable on such redemption. Upon receipt by the Depositary of a Receipt or Receipts, together with a properly completed and executed notice of conversion, representing any PIERS called for redemption, the PIERS held by the Depositary represented by such Depositary Shares for which conversion is requested shall be deemed to have been received by the Company for conversion as of the close of business on the date of such receipt.

     The record holder of Depositary Shares on any dividend payment record date established by the Depositary pursuant to Section 4.4 shall be entitled to receive the dividend payable with respect to such Depositary Shares on the corresponding dividend payment date notwithstanding the subsequent conversion of the PIERS to which such Depositary Shares relate. If a PIERS is converted between the record date with respect to any dividend payment on the PIERS and the opening of business on the next succeeding dividend payment date, any holder of Receipts surrendered with instructions to the Depositary for conversion of the underlying PIERS (except for Depositary Shares converted after the issuance of a notice of redemption with respect to a Redemption Date during such period or coinciding with such Dividend Payment Date which shall be entitled to such dividend on the dividend payment date) shall pay to the Depositary an amount equal to the dividend payable on such dividend payment date on the Depositary Shares represented by the Receipt being surrendered for conversion. Any holder of Receipts on a dividend payment record date who (or whose transferee) surrenders the Receipts with instructions to the Depositary for conversion of the underlying PIERS on the corresponding dividend payment date will receive the dividend payable with respect to the Depositary Shares underlying such Receipts and will not be required to include payment of the amount of such dividend upon surrender of the Receipts for conversion.

     Upon the conversion of any PIERS for which a request for conversion has been made by the holder of Depositary Shares representing such shares, all dividends in respect of such Depositary Shares shall cease to accrue (except as provided in the preceding paragraph), such Depositary Shares shall be deemed no longer outstanding, all rights of the holder of the Receipt with respect to such Depositary Shares (except the right to receive the Common Stock, any cash payable with respect to any fractional shares of Common Stock as provided herein and any cash payable on account of accrued dividends and any Receipts evidencing Depositary Shares not so converted) shall terminate, and the Receipt evidencing such Depositary Shares shall be cancelled in accordance with Section 2.9 hereof.

     No fractional shares of Common Stock shall be issuable upon conversion of PIERS underlying the Depositary Shares. If any holder of Receipts surrendered with instructions to the Depositary for conversion of the underlying PIERS would be entitled to a fractional share of Common Stock upon such conversion, the Company shall cause to be delivered to such holder an amount in cash for such fractional share as provided in the Certificate of Designations.

                                  ARTICLE III

           CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

      SECTION 3.1  Filing Proofs, Certificates and Other Information.  Except
                   -------------------------------------------------
for the initial deposit of PIERS by the Company or the Authorized Persons and any subsequent deposit by the Company or the Authorized Persons of PIERS acquired by such Authorized Persons pursuant to the overallotment option referred to in Section 2.2, any Person presenting PIERS for deposit or any holder of a Receipt may be required from time to time to file such proof of residence or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, conversion, redemption or exchange of any Receipt, the withdrawal of the deposited PIERS represented by the Depositary Shares evidenced by any Receipt, the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof, until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

     SECTION 3.2  Payment of Fees and Expenses.  Holders of Receipts shall be
                  ----------------------------
obligated to make payments to the Depositary of certain fees and expenses, as provided in Section 5.7, or provide evidence reasonably satisfactory to the Depositary that such fees and expenses have been paid. Until such payment is made, transfer of any Receipt or any withdrawal of the PIERS or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any dividend or other distribution may be withheld, and any part or all of the PIERS or other property represented by the Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder a reasonable number of days prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such fees or expenses, the holder of such Receipt remaining liable for any deficiency.

     SECTION 3.3  Representations, Warranties and Covenants as to PIERS and
                  ---------------------------------------------------------
Common Stock.  The Company hereby represents and warrants to the Depositary that
------------
the PIERS, when issued, will be validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the PIERS and the issuance of Receipts. The Company covenants that it will keep reserved or otherwise available a sufficient number of authorized and unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, to meet conversion requirements in respect of the PIERS and that it will give written notice to the Depositary of any adjustments in the conversion price as set forth in the Certificate of Designations. The Company represents and warrants that the Common Stock issued upon conversion or redemption of PIERS, when issued, will be validly issued, fully paid and non-assessable. Such representation and warranty shall survive the conversion or redemption of the PIERS into such Common Stock.

     SECTION 3.4  Representations and Warranty as to Receipts and Depositary
                  ----------------------------------------------------------
Shares.  The Company hereby represents and warrants that the Receipts, when
------
issued, will evidence legal and valid interests in the Depositary Shares and each Depositary Share will represent a legal and valid 1/40 fractional interest in a deposited PIERS. Such representation and warranty shall survive the deposit of the PIERS and the issuance of Receipts evidencing the Depositary Shares.

                                  ARTICLE IV

                                PIERS; NOTICES

          SECTION 4.1  Cash Distributions.  Whenever the Depositary shall
                       ------------------
receive any cash dividend or other cash distribution on the deposited PIERS, including any cash received upon redemption of any PIERS pursuant to Section 2.3, the Depositary shall, subject to Section 3.2, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that (i) in case the Company or the Depositary shall be required to and shall withhold from any cash dividend or other cash distribution in respect of the PIERS represented by the Receipts held by any holder an amount on account of taxes, or as otherwise required by law, regulation or court order, the amount made available for distribution or distributed in respect of Depositary Shares represented by such Receipts subject to such withholding shall be reduced accordingly and (ii) no cash dividends will be paid in respect of any Depositary Share to the extent that it represents any PIERS converted into Excess PIERS. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

          SECTION 4.2   Distributions Other Than Cash.  Whenever the Depositary
                       -------------------------------
shall receive any distribution other than cash on the deposited PIERS, the Depositary shall, subject to Section 3.2, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner, that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution, except that no distribution will be made in respect of any Depositary Share to the extent that it represents any PIERS converted into Excess PIERS. If, in the opinion of the Depositary after consultation with the Company, such distribution cannot be made proportionately among such record holders or, if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or as otherwise required by law, regulation or court order), the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.2, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash.

          SECTION 4.3  Subscription Rights, Preferences or Privileges.  If the
                       ----------------------------------------------
Company shall at any time offer or cause to be offered to the persons in whose names deposited PIERS are registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Company determines upon advice of its legal counsel that it is not lawful or feasible to make such rights, preferences or privileges available to the holders of Receipts (by the issue of warrants or otherwise) or (b) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so instructed to the Company, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.1 and Section 3.2, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash.

          If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees to use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

          SECTION 4.4  Notice of Dividends; Fixing of Record Date for Holders of
                       ---------------------------------------------------------
Receipts.  Whenever any cash dividend or other cash distribution shall become
--------
payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the deposited PIERS, or whenever the Depositary shall receive notice of (i) any meeting at which holders of such PIERS are entitled to vote or of which holders of such PIERS are entitled to notice or (ii) any election on the part of the Company to redeem any such PIERS, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the PIERS) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or whose Depositary Shares are to be so redeemed.

          SECTION 4.5  Voting Rights.  Upon receipt of notice of any meeting at
                       -------------
which the holders of deposited PIERS are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.4 will be entitled, subject to any applicable provision of law, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of PIERS represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall vote or cause to be voted the amount of PIERS represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. To the extent such instructions request the voting of a fractional interest of a share of deposited PIERS, the Depositary shall aggregate such interest with all other fractional interests resulting from requests with the same voting instructions and shall vote the number of whole votes resulting from such aggregation in accordance with the instructions received in such requests. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such PIERS (or portion thereof) or cause such PIERS (or portion thereof) to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting (but, at its discretion, not from appearing at any meeting with respect to such PIERS unless directed to the contrary by the holders of all the Receipts) to the extent of the PIERS (or portion thereof) represented by the Depositary Shares evidenced by such Receipt.

          SECTION 4.6  Changes Affecting PIERS and Reclassifications,
                       ----------------------------------------------
Recapitalization, etc.  Upon any change in par or stated value, split-up,
----------------------
combination or any other reclassification of PIERS, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party or sale of all or substantially all of the Company's assets, the Depositary shall, upon the instructions of the Company, (i) make such adjustments in (a) the fraction of an interest represented by one Depositary Share in one PIERS, (b) the ratio of the redemption price per Depositary Share to the redemption price of a PIERS and (c) the ratio of the conversion price per Depositary Share to the conversion price of a PIERS, in each case as may be required by or as is consistent with the provisions of the Certificate of Designations to fully reflect the effects of such change in par or stated value, split-up, combination or other reclassification of PIERS, or of such recapitalization, reorganization, merger, consolidation or sale and (ii) treat any shares or other securities or property (including cash) that shall be received by the Depositary in exchange for or upon conversion of or in respect of the PIERS as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof or the new deposited property so received in exchange for or upon conversion or in respect of such PIERS. In any such case the Depositary may, in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the PIERS or any such recapitalization, reorganization, merger, amalgamation or consolidation or sale of substantially all the assets of the Company to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the PIERS represented thereby only into or for, as the case may be, the kind and amount of shares and other securities and property and cash into which the deposited PIERS evidenced by such Receipts might have been converted or for which such PIERS might have been exchanged or surrendered immediately prior to the effective date of such transaction.

          SECTION 4.7  Inspection of Reports.  The Depositary shall make
                       ---------------------
available for inspection by holders of Receipts at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of deposited PIERS and made generally available to the holders of the PIERS. In addition, the Depositary shall transmit certain notices and reports to the holders of Receipts as provided in Section 5.05.

          SECTION 4.8  Lists of Receipt Holders.  Promptly upon request from
                       ------------------------
time to time by the Company, the Depositary shall furnish to the Company a list, as of a recent date specified by the Company, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary.

          SECTION 4.9  Tax and Regulatory Compliance.  The Depositary shall be
                       -----------------------------
responsible for (i) preparation and mailing of form 1099s for all open and closed accounts, (ii) foreign tax withholding, (iii) withholding 31% (or any withholding as may be required at the then applicable rate) of dividends from eligible holders of Receipts if directed to do so by the Company or required to do so by applicable law, (iv) mailing W-9 forms to new holders of Receipts without a certified taxpayer identification number, (v) processing certified W-9 forms, (vi) preparation and filing of state information returns and (vii) escheatment services.

          SECTION 4.10  Withholding.  Notwithstanding any other provision of
                        -----------
this Deposit Agreement, in the event that the Depositary determines that any distribution in property is subject to any tax that the Depositary is obligated by law to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them respectively.

                                   ARTICLE V

                         THE DEPOSITARY AND THE COMPANY

          SECTION 5.1  Maintenance of Offices, Agencies and Transfer Books by
                       ------------------------------------------------------
the Depositary and the Registrar.  The Depositary shall maintain at the
--------------------------------
Corporate Office facilities for the execution and delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of PIERS and at the offices of the Depositary's Agents, if any, facilities for the delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and deposit and withdrawal of PIERS, all in accordance with the provisions of this Deposit Agreement.

          If the Receipts or the Depositary Shares evidenced thereby or the PIERS represented by such Depositary Shares shall be listed in the New York Stock Exchange, Inc. or any other stock exchange, the Depositary may, with the approval of the Company, appoint a Registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with the requirements of such Exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such Exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or such PIERS are listed on one or more other stock exchanges, the Depositary will, at the request and expense of the Company, arrange such facilities for the delivery, transfer, surrender, redemption and exchange of such Receipts, such Depositary Shares or such PIERS as may be required by law or applicable stock exchange regulations.

          The Registrar shall maintain books at the Depositary's Office for the registration and registration of transfer of Receipts or at such other place as shall be approved by the Company and of which the holders of Receipts shall have reasonable notice, which books at all reasonable times during normal business hours shall be open for inspection by the record holders of Receipts; provided,
                                                                      --------
that any such holder requesting to exercise such right shall certify in writing to the Registrar that such inspection shall be for a proper purpose reasonably related to such Person's interest as an owner of Depositary Shares evidenced by the Receipts.

          The Depositary may cause the Registrar to close the books with respect to the Receipts, at any time or from time to time, when the register of stockholders of the Company is closed with respect to the PIERS or when such action is deemed necessary or advisable by the Depositary, any Depositary's Agent or the Company because of any requirement of law or of any government, governmental body or commission, stock exchange or any applicable self-regulatory body, including, without limitation, the NASD.

          SECTION 5.2  Prevention or Delay in Performance by the Depositary, the
                       ---------------------------------------------------------
Depositary's Agents, the Registrar or the Company.  Neither the Depositary nor
-------------------------------------------------
any Depositary's Agent nor any Registrar nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or by reason of any provision, present or future, of the Certificate of Incorporation or the Certificate of Designations or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability or be subject to any obligation (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, except in the event of the gross negligence or willful misconduct of the party charged with such exercise or failure to exercise.

          SECTION 5.3  Obligations of the Depositary, the Depositary's Agents,
                       -------------------------------------------------------
the Registrar and the Company.  Neither the Depositary nor any Depositary's
-----------------------------
Agent nor any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to the deposited PIERS, Depositary Shares or Receipts that in its opinion may involve it in expense or liability unless indemnity satisfactory to such party against all expense and liability be furnished as often as may be required.

          Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligation or shall be under any liability under this Deposit Agreement to holders of Receipts other than to use its best judgment and good faith in the performance of such duties as are specifically set forth in this Deposit Agreement. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be liable to any party hereto for any action or any failure to act by it with respect to this Deposit Agreement in reliance upon the written advice of legal counsel or accountants, or information provided by any person presenting PIERS for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          In the event the Depositary shall receive conflicting claims, requests or instructions from any holders of Receipts, on the one hand, and the Company, on the other hand, the Depositary shall be entitled to act on such claims, requests or instructions received from the Company, and shall be entitled to the full indemnification set forth in Section 5.6 hereof in connection with any action so taken.

          The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the deposited PIERS or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the Depositary.
The Depositary undertakes, and shall cause any Registrar to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement using its best efforts and in good faith. The parties hereto acknowledge that no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar or against the Company with respect to the Depositary and any Registrar. The Depositary will indemnify the Company against any liability that may arise out of acts performed or omitted by the Depositary or any Depositary's Agent due to its or their negligence or bad faith.

          The Depositary, its parent, affiliates, or subsidiaries, any Depositary's Agent, the Company (to the extent permitted by law) and any Registrar may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares. The Depositary, its parent, affiliates or subsidiaries, and any Depositary's Agent may become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to the Company or its affiliates or otherwise act as fully or as freely as if it were not the Depositary or the Depositary's Agent hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.

          It is intended that neither the Depositary nor any Depositary's Agent shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary's Agent are acting only in a ministerial capacity as Depositary for the deposited PIERS; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

          Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent makes any representation or has any responsibility as to the validity of the registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the deposited PIERS, the Depositary Shares, the Receipts (except its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement and for the validity of any action taken or required to be taken by the Depositary in connection with this Deposit Agreement.

          The Company agrees that it will register the deposited PIERS and the Depositary Shares in accordance with the applicable securities laws.

          SECTION 5.4.  Resignation and Removal of the Depositary; Appointment
                        ------------------------------------------------------
of Successor Depositary.  The Depositary may at any time resign as Depositary
-----------------------
hereunder by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

          The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

          In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If a successor depositary shall not have been appointed in 60 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder and agreeing to become a party to this Deposit Agreement, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the deposited PIERS and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor depositary shall promptly mail notice of its appointment to the record holders of Receipts.

          Any corporation or other entity into or with which the Depositary may be merged, consolidated or converted, or to which the Depositary may sell all or substantially all its assets, shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

          SECTION 5.5  Notices, Reports and Documents.  The Company agrees that
                       ------------------------------
it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the address recorded in the Depositary's books, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange upon which the PIERS, the Depositary Shares or the Receipts are included for quotation or listed or by the Certificate of Incorporation and the Certificate of Designations to be furnished by the Company to holders of the deposited PIERS and, if requested by the holder of any Receipt, a copy of this Deposit Agreement, the form of Receipt, the Certificate of Designations and the form of PIERS. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company's expense such other documents as may be requested by the Company.

          SECTION 5.6  Indemnification by the Company.  The Company agrees to
                       ------------------------------
indemnify the Depositary, and Depositary's Agent and any Registrar against, and hold each of them harmless from, any liability, costs and expenses (including reasonable attorneys' fees) that may arise out of, or in connection with, its acting as Depositary, Depositary's Agent or Registrar, respectively, under this Deposit Agreement and the Receipts, except for any liability, costs or expenses arising out of the willful misconduct, gross negligence, negligence (in the case of any action or inaction with respect to the voting of the deposited PIERS) or bad faith on the part of any such person or persons. The obligations of the Company set forth in this Section 5.6 shall survive any succession of any Depositary, Registrar or Depositary's Agent or termination of this Deposit Agreement. This indemnification does not extend in favor of holders of Receipts.

          SECTION 5.7  Fees, Charges and Expenses.  No charges and expenses of
                       --------------------------
the Depositary or any Depositary's Agent hereunder shall be payable by any person, except as provided in this Section 5.7. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of this Deposit Agreement. The Company shall also pay all fees and expenses of the Depositary in connection with the initial deposit of the PIERS and the initial issuance of the Depositary Shares evidenced by the Receipts, any redemption of the PIERS at the option of the Company and the issuance of Common Stock upon the surrender of Receipts upon redemption or for conversion. All other transfer and other taxes and governmental charges shall be at the expense of the holders of Depositary Shares. If a holder of Receipts requests the Depositary to perform duties not required under this Deposit Agreement, the Depositary shall notify the holder of the cost of the performance of such duties prior to the holder of the cost of the performance of such duties prior to the performance thereof. Such holder will be liable for the charges and expenses related to such performance. All other fees and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, reasonable fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be payable by the Company only after prior consultation and agreement between the Depositary and the Company and consent by the Company to the incurrence of such expenses. The Depositary shall present its statement for fees and expenses to the Company every month or at such other intervals as the Company and the Depositary may agree.

                                   ARTICLE VI

                           AMENDMENT AND TERMINATION

          SECTION 6.1  Amendment.  The form of the Receipts and any provision of
                       ---------
this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment (other
                             --------  -------
than any change in the fees of any Depositary, Registrar or Transfer Agent) that shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares then outstanding. In no event shall any amendment impair the right, subject to the provisions of Section 2.6 and
Section 2.7 and Article III, of any holder of any Depositary Shares to surrender the Receipt evidencing such Depositary Shares to the Depositary with instructions to cause the conversion of such Receipt into Common Stock or to deliver to the holder the deposited PIERS and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, the NASD or any applicable stock exchange. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby.

          SECTION 6.2  Termination.  This Deposit  Agreement may be terminated
                       -----------
by the Company upon not less than 30 days' prior written notice to the Depositary if (i) such termination is necessary to preserve the Company's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (or any successor provisions) or (ii) the holders of a majority of the outstanding PIERS consent to such termination, whereupon the Depositary shall deliver or make available to each holder of a Receipt, upon surrender of the Receipt held by such holder, such number of whole or fractional shares of deposited PIERS as are represented by the Depositary Shares evidenced by such Depositary Receipt, together with any other property held by the Depositary in respect of such Receipt. In the event that this Deposit Agreement is terminated pursuant to clause (i) of the immediately preceding sentence, then if the Depositary Shares are listed on a national securities exchange the Company hereby agrees to use its best efforts to list the PIERS issued upon surrender of the Receipt evidencing the Depositary Shares represented thereby on a national securities exchange. This Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.3,
(ii) each PIERS shall have been converted into shares of Common Stock or (iii) there shall have been made a final distribution in respect of the deposited PIERS in connection with any liquidation, dissolution or winding-up of the Company and such distribution shall have been distributed to the holders of Receipts entitled thereto.

          Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under
Section 5.6 and Section 5.7.

                                  ARTICLE VII

                                 MISCELLANEOUS

          SECTION 7.1  Counterparts.  This Deposit Agreement may be executed in
                       ------------
any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Corporate Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

          SECTION 7.2  Exclusive Benefits of Parties.  This Deposit Agreement is
                       -----------------------------
for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

          SECTION 7.3  Invalidity of Provisions.  If any one or more of the
                       ------------------------
provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

          SECTION 7.4  Notices.  Any and all notices to be given to the Company
                       -------
hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to the Company at:

                              GENERAL GROWTH PROPERTIES, INC.
                              110 North Wacker
                              Chicago, Illinois  60606
                              Attention:  Chief Financial Officer
                                          General Counsel
                              Telephone No.:   (312) 960-5000

or at any other address of which the Company shall have notified the Depositary in writing.

          Any notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the Depositary at the Corporate Office.

          Any notices given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary or, if such holder shall have filed with the Depositary in a timely manner a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

          Delivery of a notice sent by mail, or by telegram or telex or telecopier shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex or telecopier message) is deposited, postage prepared, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex or telecopier message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telex or telecopier message shall not subsequently be confirmed by letter as aforesaid.

          SECTION 7.5  Depositary's Agents.  The Depositary may from time to
                       -------------------
time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action.

          SECTION 7.6  Holders of Receipts Are Parties.  The holders of Receipts
                       -------------------------------
from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

          SECTION 7.7  Governing Law.  This Deposit Agreement and the Receipts
                       -------------
and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed in said State.

          SECTION 7.8  Inspection of Deposit Agreement and Certificate of
                       --------------------------------------------------
Designations.  Copies of this Deposit Agreement and the Certificate of
------------
Designations shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Corporate Office and the respective offices of the Depositary's Agents, if any, by any holder of any Receipt.

          SECTION 7.9  Headings.  The headings of articles and sections in this
                       --------
Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto
                                                              ---------
have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

          IN WITNESS WHEREOF, General Growth Properties, Inc. and Norwest Bank Minnesota, N.A. have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

                         GENERAL GROWTH PROPERTIES, INC.


                         By:
                             -----------------------------------
Attest:                            Authorized Officer

                         NORWEST BANK MINNESOTA, N.A.


                         By:
                             ___________________________________
Attest:                            Authorized Signatory

                                                                       Exhibit A

     The Depositary Shares evidenced by this Depositary Receipt are subject to restrictions on ownership and transfer for the purpose of the Company's maintenance of its status as a real estate investment trust ("REIT") under the
                                                              ----
Internal Revenue Code of 1986, as amended (the "Code"). No person may
                                                ----
Beneficially Own or Constructively Own (as such capitalized terms are defined in the Certificate of Incorporation) Capital Stock (including Depositary Shares representing shares of 7.25% Preferred Income Equity Redeemable Stock, Series A, a series of preferred stock, par value $100 per share ("Series A Preferred
                                                        ------------------
Stock") of the Company) in excess of 7.5% of the outstanding Capital Stock of the Company with certain further restrictions and exceptions set forth in the Company's Certificate of Incorporation, the Certificate of Designations for the Series A Preferred Stock and the Deposit Agreement. Any Person who attempts to own, Beneficially Own or Constructively Own Depositary Shares representing Series A Preferred Stock in excess of the above limitations must immediately notify the Company. All capitalized terms in this legend have the meanings defined in the Company's Certificate of Designations for the Series A Preferred Stock. Transfers in violation of the restrictions described above shall be void ab initio.
-- ------

     Where shares of Series A Preferred Stock deposited under the Deposit Agreement become or have become Excess PIERS (as defined in the Deposit Agreement), the Depositary Shares related to such share of Series A Preferred Stock (which shall be those Depositary Shares the direct, indirect or constructive ownership of which by a Prohibited Owner (as defined in the Certificate of Incorporation) caused such shares of Series A Preferred Stock to be treated as Excess PIERS; provided that the number of Depositary Shares so related and owned directly, indirectly or constructively by such Prohibited Owner shall be rounded up to the nearest 40 Depositary Shares), shall be entitled to receive dividends and exercise voting rights only to the extent that a Prohibited Owner with respect to the shares of Series A Preferred Stock associated with such Depositary Shares would be entitled to received dividends and exercise voting rights under the Certificate of Incorporation.

     Any Prohibited Owner of Depositary Shares that represent Excess PIERS shall repay to the Trustee (as defined in the Certificate of Incorporation) the amount of any dividends or distributions received by it that (a) are attributable to such Excess PIERS and (b) have a record date on or after the date that such Series A Preferred Stock became Excess PIERS. In addition, any vote by a Prohibited Owner as a holder of Depositary Shares prior to the discovery by the Company that the Depositary Shares represent Excess PIERS shall be rescinded and shall be void ab initio with respect to such Excess PIERS.

     Each holder of Receipts shall, upon demand, be required to disclose to the Company such information with respect to the direct, indirect and constructive ownership of Depositary Shares and Series A Preferred Stock as the Board of Directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency. The Depositary has agreed in the Deposit Agreement to provide the Company with a list of the record holders of Depositary Shares and such other information concerning the direct, indirect and constructive ownership of Depositary Shares as the Company may reasonably request.

     In addition, if the restrictions on ownership are violated, the shares of Series A Preferred Stock represented by the Depositary Shares evidenced by this Depositary Receipt will be automatically exchanged for Excess PIERS which will be held in trust by the Company. As specified in the Certificate of Designations for the Series A Preferred Stock, the Company has an option to acquire Excess PIERS under certain circumstances and an obligation to acquire Excess PIERS in certain other circumstances. The Company will furnish to the holder hereof upon request and without charge a complete written statement of the terms and conditions of the Series A Preferred Stock and the Excess PIERS. Requests for such statement may be directed to the Secretary of the Company.

                           [FORM OF FACE OF RECEIPT]
DR.
            CERTIFICATE FOR NOT MORE THAN _______ DEPOSITARY SHARES
CUSIP No. 370021 206
                         RECEIPT FOR DEPOSITARY SHARES,
      EACH REPRESENTING 1/40 OF A SHARE OF  7.25% PREFERRED INCOME EQUITY
                         REDEEMABLE STOCK, SERIES A OF

                        GENERAL GROWTH PROPERTIES, INC.
                            (a Delaware corporation)

          Norwest Bank Minnesota, N.A., as Depositary (the "Depositary"), hereby
                                                            ----------
certifies that _____________________ is the registered owner of __________ DEPOSITARY SHARES ("Depositary Shares"), each Depositary Share representing 1/40
                    -----------------
of share of 7.25% Preferred Income Equity Redeemable Stock, Series A, par value $100 per share (the "Series A Preferred Stock"), of General Growth Properties,
                     ------------------------
Inc., a Delaware corporation (the "Company"), on deposit with the Depositary,
                                   -------
subject to the terms and entitled to the benefits of the Deposit Agreement dated as of June __, 1998 (the "Deposit Agreement"), among the Company, the Depositary
                          -----------------
and the holders from time to time of Receipts for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

Dated:

[Countersigned:
                               __________________________________

By:  ___________________]      By:
                                   ______________________________
                                        Authorized Signatory

                           [FORM OF REVERSE RECEIPT]

                        GENERAL GROWTH PROPERTIES, INC.

          GENERAL GROWTH PROPERTIES, INC. WILL FURNISH WITHOUT CHARGE TO EACH REGISTERED HOLDER OF RECEIPTS WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OF THE CERTIFICATE OF DESIGNATIONS WITH RESPECT TO THE 7.25% PREFERRED INCOME EQUITY REDEEMABLE STOCK, SERIES A OF GENERAL GROWTH PROPERTIES, INC. ANY SUCH REQUEST SHALL BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

                              ------------------

          The following abbreviations when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM-          As Tenant In Common              UNIF GIFT MIN ACT -         Custodian
                                                                      --------------------------
                                                                        (Cust)         (Minor)

TEN ENT-          as tenants by the entireties     Under Uniform Gifts to Minors Act

JT TEN            as joint tenants with right of
                  survivorship and not as tenants   -------------------------------------
                  in common                         (State)

           Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

          For value received, ____________________________ hereby sell(s), assign(s) and transfer(s) unto

          --------------------------------------------------------------------------------
          --------------------------------------------------------------------------------

          PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

          --------------------------------------------------------------------------------

          PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE
          OF ASSIGNEE

          --------------------------------------------------------------------------------
          --------------------------------------------------------------------------------

________________________________ Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint _______________ Attorney to transfer the said Depositary Shares on the books of the within name Depositary with full power of substitution in the premises.

Dated:    __________________________  __________________________________________
                                      NOTICE:  The signature to the assignment
                                               must correspond with the name as
                                               written upon the face of this
                                               Receipt in every particular,
                                               without alteration or enlargement
                                               or any change whatever.